UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2020

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Technology Way, Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 893-0101

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value	GEO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934(§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2020, the Board of Directors of The GEO Group, Inc. (the “Company” or “GEO”), having received the recommendation of the Nominating and Corporate Governance Committee, took action by a unanimous written consent to expand the size of the Board of Directors from eight to nine members (not including our Director Emeritus, Norman A. Carlson) and appointed Duane Helkowski to the Board of Directors of the Company effective July 9, 2020. Mr. Helkowski will serve as a director of the Company for a term expiring at the 2021 Annual Meeting of Shareholders, at which time his continued service on the Board of Directors will be subject to renomination and shareholder approval. The appointment of Mr. Helkowski was not pursuant to any arrangement or understanding between him and any other person.

Mr. Helkowski has over 30 years of experience in advising companies with respect to lending and capital markets transactions. Since July 2019, Mr. Helkowski has been serving as a strategic advisor to several small and mid-size businesses with respect to the debt capital markets and mergers and acquisitions. Mr. Helkowski was an investment banker with BNP Paribas from March 1995 until he retired on July 1, 2019, including serving most recently as the Sector Industry Head for REITS, Gaming/Leisure and Homebuilders from 2002-2019. Prior to joining BNP Paribas, Mr. Helkowski worked for ABN AMRO Bank (now a division of the Royal Bank of Scotland) from June 1988 to March 1995, including serving as an Internal Auditor, Senior Credit Analyst and Assistant Vice President and Lending Officer. Mr. Helkowski obtained formal credit training from Chase Bank in 1991, including audit related classes. Mr. Helkowski has also obtained the following FINRA certifications: Series 7, Series 24, Series 63 and Series 79. He received a Bachelor of Science degree in Finance from Villanova University and a Master of Business Administration in International Banking and Finance from Hofstra University.

Mr. Helkowski brings extensive experience in global investment banking and expertise in lending, capital markets and mergers and acquisitions to the Board of Directors. His extensive experience in these areas and his deep understanding of GEO and REITs will strengthen the board of directors’ collective knowledge, capabilities and experience.

Mr. Helkowski will be compensated in accordance with the Company’s previously disclosed compensation programs for directors who are not employees as described in the Proxy Statement on Schedule 14A for the Company’s 2020 Annual Meeting of Shareholders and as may be amended in the future.

There are no related party transactions between the Company and Mr. Helkowski as described in Item 404(a) of Regulation S-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended Bylaws

On July 9, 2020, the Board of Directors of the Company, having received the recommendation of the Nominating and Corporate Governance Committee, adopted a resolution by a unanimous written consent to increase the number of directors which constitute the whole Board of Directors of the Company. The unanimous written consent increased the number of current directors from eight directors to nine directors. The effect of the unanimous written consent is an amendment to Article V, Section 1 of the Company’s Second Amended and Restated Bylaws.

Excerpts from the unanimous written consent of the Board of Directors to amend the Company’s Second Amended and Restated Bylaws is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Section 9 Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Amendment to the Second Amended and Restated Bylaws of The GEO Group, Inc., effective July 9, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

July 14, 2020	By:	/s/ Brian R. Evans
Date		Brian R. Evans
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

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